Exhibit 99.1

Wyndham Destinations Reports Third Quarter 2020 Results

ORLANDO, Fla. (October 28, 2020) — Wyndham Destinations, Inc. (NYSE:WYND), the world’s largest vacation ownership and exchange company, today reported third quarter 2020 financial results for the three months ended September 30, 2020. Highlights include:

•	Net income from continuing operations of $40 million and diluted earnings per share of $0.47 on net revenue of $614 million

•	Adjusted EBITDA of $139 million and adjusted diluted earnings per share of $0.83 (1)

•	Net cash provided by operating activities of $224 million and adjusted free cash flow of $120 million for the first nine months of 2020

•	Leverage ratio for covenant purposes of 4.1x at the end of September, well within covenant restriction of 6.5x

•	Cash and cash equivalents of $1.3 billion at the end of September; $1.5 billion of liquidity available in cash and cash equivalents and revolving credit facility

•	Company expects to recommend a fourth quarter dividend of $0.30 per share for approval by the Board of Directors

"We were very encouraged with our third quarter results. Our ability to recover quickly during this re-opening phase demonstrates the resiliency of our business," commented Michael D. Brown, president and CEO of Wyndham Destinations. "Early indications show buyer behavior remains unchanged, in fact VPG is 30% higher year-over-year at Wyndham Vacation Clubs. Our two business segments, Wyndham Vacation Clubs and Panorama, saw strong demand in net bookings improving throughout the quarter."

"Our focus on leisure travel, and our geographically diverse resort and sales and marketing footprint, gives us confidence for the fourth quarter and heading into 2021. We believe we are well-positioned to lead the broader travel industry in recovery," said Brown. "Our resilient business model means that we expect to be adjusted free cash flow positive for the full-year."

(1) This press release includes adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net income/(loss) from continuing operations, which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Business Segment Results

The results of operations during the third quarter of 2020 include impacts related to the COVID-19 global pandemic, which have been significantly negative to the travel industry, the Company, its customers and employees. Refer to Table 8 for a breakout of COVID-19 related impacts.

Wyndham Vacation Clubs

$ in millions	2020	2019	% change
Revenue	$477	$858	(44)%
Adjusted EBITDA	$96	$203	(53)%

Wyndham Vacation Clubs revenue declined 44% to $477 million in the third quarter. Gross vacation ownership interest (VOI) sales decreased 61% to $256 million with tours 70% lower year-over-year. Volume Per Guest (VPG) increased 30% to $3,039. Third quarter adjusted EBITDA was $96 million compared to $203 million in the prior year.

The provision for loan loss as a percentage of gross VOI sales, net of fee-for-service sales, was 18.8% for third quarter of 2020, an improvement from 20.3% during the third quarter of 2019.

Panorama

$ in millions	2020	2019	% change
Revenue	$138	$250	(45)%
Adjusted EBITDA	$60	$83	(28)%

Panorama revenue decreased 45% to $138 million in the third quarter. Adjusted EBITDA decreased 28% to $60 million. Excluding the sale of North American vacation rentals and the acquisition of Alliance Reservations Network (ARN), revenue decreased 24% and adjusted EBITDA decreased 16%. Cancellations continue to run at elevated levels and cross-border transactions are down significantly, particularly in international regions. This decrease was offset in part by sequential improvement in exchange bookings yielding September gross bookings which exceeded the prior year by 1%.

Balance Sheet and Liquidity

Net Debt — As of September 30, 2020, the Company's leverage ratio for covenant purposes was 4.1x, well within covenant restriction of 6.5x. The Company had $4.2 billion of corporate debt outstanding as of September 30, 2020, which excluded $2.5 billion of non-recourse debt related to its securitized notes receivable. Additionally, the Company had cash and cash equivalents of $1.3 billion. The Company's next long-term debt maturity is $250 million of secured notes due March 2021. Refer to Table 9 for definitions of net debt and leverage ratio.

The Company amended its $1.0 billion revolving credit facility in July. The Credit Amendment raised the first lien leverage-based financial covenant by varying levels for each applicable fiscal quarter during the relief period providing the Company with significant financial flexibility.

In July, the Company also completed the private placement issuance of $650 million senior secured notes due 2026 with an interest rate of 6.625%.

At the end of the third quarter, the Company had $1.5 billion of liquidity available in cash and cash equivalents and revolving credit facility.

Timeshare Receivables Financing — During the quarter, Wyndham Destinations closed on a $575 million securitization with a weighted average coupon of 2.81% and 90% advance rate.

Cash Flow — For the nine months ended September 30, 2020, net cash provided by operating activities from continuing operations was $224 million, compared to $321 million in the prior year period. Adjusted free cash flow from continuing operations was $120 million for the nine months ended September 30, 2020, compared to $466 million in the same period of 2019.

Share Repurchases — The Company has suspended share repurchase activity.

Dividend — The Company paid $26 million ($0.30 per share) in cash dividends on September 30, 2020 to shareholders of record as of September 15, 2020.

The Company expects to recommend a fourth quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in November.

Conference Call Information
Wyndham Destinations will hold a conference call with investors to discuss the Company’s results and forward-looking information today at 8:30 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.wyndhamdestinations.com, or by dialing 877-876-9176, passcode WYND, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET today at 800-283-8183.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as adjusted EBITDA, adjusted diluted EPS from continuing operations, adjusted free cash flow from continuing operations, gross VOI sales and adjusted net income/(loss) from continuing operations, which include or exclude certain items. The Company utilizes non-GAAP measures on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release. See definitions on Table 9 for an explanation of our non-GAAP measures.

About Wyndham Destinations
Wyndham Destinations (NYSE:WYND), the world's largest vacation club and exchange company, is on a mission to put the world on vacation. The company offers more than four million members and owner families the opportunity to own, exchange or rent their vacation experience while enjoying quality, flexibility and great value from a trusted brand. The company's Wyndham Vacation Clubs offer 230 resorts that provide a contemporary take on the timeshare model through brands Club Wyndham® WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham. With a global presence in 110 countries, the company's membership travel business -- Panorama -- includes today's leading vacation exchange, leisure travel, and technology brands including RCI, the world's leader in vacation exchange that provides access to 4,200+ affiliated resorts around the world; and Extra Holidays, offering condo vacations at hotel prices. Year after year, our worldwide team of associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future,” "intends," "projects" or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Wyndham Destinations, Inc. (“Wyndham Destinations”) to differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Destinations’ current views and expectations with respect to its future performance and operations, and other anticipated future events and expectations that are not historical facts. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that might cause such a difference include, but are not limited to, uncertainty with respect to the scope and duration of the novel coronavirus global pandemic (COVID-19) and any resurgences and the pace of recovery; the timing of the development and distribution of an effective vaccine or treatment for COVID-19; the potential impact of the COVID-19 pandemic and governmental, business and individuals’ actions in response to the pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest (VOI) sales and tour flow, consumer demand and liquidity, our ability to comply with financial and restrictive covenants under our indebtedness and our ability to access capital on reasonable terms, at a reasonable cost or at all, our and Wyndham Hotels’ ability to maintain credit ratings, general economic conditions and unemployment rates, the performance of the financial and credit markets, the competition in and the economic environment for the timeshare industry; risks associated with employees working remotely or operating with a reduced workforce; the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, and pandemics (including COVID-19) or threats of pandemics; operating risks associated with the Wyndham Vacation Clubs and Panorama segments; uncertainties related to our ability to realize the anticipated benefits of the spin-off of the hotel business (“spin-off”) Wyndham Hotels & Resorts, Inc. (“Wyndham Hotels”) or the divestiture of our North American and European vacation rentals businesses, or the acquisition of Alliance Reservations Network (“ARN”); unanticipated developments related to the impact of the spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations; our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 26, 2020 and Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, to be filed with the SEC on October 28, 2020. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Christopher Agnew
Senior Vice President, FP&A and Investor Relations
(407) 626-4050
Christopher.Agnew@wyn.com

Media:
Steven Goldsmith
Corporate Communications
(407) 626-5882
Steven.Goldsmith@wyn.com

Wyndham Destinations
Table of Contents

Table Number

1.	Condensed Consolidated Statements of Income/(Loss) (Unaudited)

2.	Summary Data Sheet

3.	Operating Statistics

4.	Revenue by Reportable Segment

5.	Non-GAAP Measure: Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) from Continuing Operations to Adjusted EBITDA

6.	Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales

7.	Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations

8.	COVID-19 Impacts

9.	Definitions

Table 1

Wyndham Destinations
Condensed Consolidated Statements of Income/(Loss) (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenues
Service and membership fees	$291	$426	$845	$1,241
Consumer financing	115	132	360	385
Net VOI sales	196	528	273	1,384
Other	12	19	37	52
Net revenues	614	1,105	1,515	3,062

Expenses
Operating	263	450	861	1,269
Consumer financing interest	26	26	76	78
Cost/(recovery) of vacation ownership interests	22	60	(26)	141
General and administrative	101	129	295	379
Marketing	84	188	247	505
COVID-19 related costs	14	—	81	—
Asset impairments	6	—	50	—
Restructuring	2	—	27	4
Separation and related costs	—	7	—	44
Depreciation and amortization	32	31	94	90
Total expenses	550	891	1,705	2,510

Operating income/(loss)	64	214	(190)	552
Other (income), net	(5)	(6)	(11)	(18)
Interest expense	52	40	138	122
Interest (income)	(2)	(1)	(5)	(6)
Income/(loss) before income taxes	19	181	(312)	454
(Benefit)/provision for income taxes	(21)	46	(54)	120
Net income/(loss) from continuing operations	40	135	(258)	334
Gain on disposal of discontinued businesses, net of income taxes	—	—	—	5
Net income/(loss) attributable to WYND shareholders	$40	$135	$(258)	$339

Basic earnings/(loss) per share
Continuing operations	$0.47	$1.48	$(3.00)	$3.59
Discontinued operations	—	—	—	0.05
	$0.47	$1.48	$(3.00)	$3.64

Diluted earnings/(loss) per share
Continuing operations	$0.47	$1.47	$(3.00)	$3.58
Discontinued operations	—	—	—	0.06
	$0.47	$1.47	$(3.00)	$3.64

Weighted average shares outstanding
Basic	85.9	91.7	86.1	93.0
Diluted	86.1	92.0	86.1	93.3

Table 2

Wyndham Destinations
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Consolidated Results

Net income/(loss) attributable to WYND shareholders	$40	$135	(70)%	$(258)	$339	(176)%
Diluted earnings/(loss) per share	$0.47	$1.47	(68)%	$(3.00)	$3.64	(182)%
Net income/(loss) from continuing operations	$40	$135	(70)%	$(258)	$334	(177)%
Diluted earnings/(loss) per share from continuing operations	$0.47	$1.47	(68)%	$(3.00)	$3.58	(184)%

Adjusted Earnings/(Loss) from Continuing Operations
Adjusted EBITDA	$139	$267	(48)%	$111	$726	(85)%
Adjusted net income/(loss)	$71	$144	(51)%	$(108)	$378	(129)%
Adjusted diluted earnings/(loss) per share	$0.83	$1.57	(47)%	$(1.26)	$4.05	(131)%

Segment Results

Net Revenues
Wyndham Vacation Clubs	$477	$858	(44)%	$1,125	$2,351	(52)%
Panorama	138	250	(45)%	393	716	(45)%
Corporate and other	(1)	(3)		(3)	(5)
Total	$614	$1,105	(44)%	$1,515	$3,062	(51)%

Adjusted EBITDA
Wyndham Vacation Clubs	$96	$203	(53)%	$6	$534	(99)%
Panorama	60	83	(28)%	142	234	(39)%
Segment Adjusted EBITDA	156	286		148	768
Corporate and other	(17)	(19)		(37)	(42)
Total Adjusted EBITDA	$139	$267	(48)%	$111	$726	(85)%

Adjusted EBITDA Margin	22.6%	24.2%		7.3%	23.7%

Key Operating Statistics

Vacation Clubs
Gross VOI sales	$256	$663	(61)%	$687	$1,773	(61)%
Tours (in thousands)	80	269	(70)%	248	710	(65)%
VPG (in dollars)	$3,039	$2,332	30%	$2,331	$2,384	(2)%
New owner sales mix	27.6%	38.2%		28.1%	37.8%

Panorama
Average number of members (in thousands)	3,680	3,895	(6)%	3,781	3,888	(3)%
Exchange revenue per member (in dollars)	$131.95	$162.47	(19)%	$124.16	$170.93	(27)%

Note: Amounts may not calculate due to rounding. See Table 9 for definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5 and Table 6. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

Table 3

Wyndham Destinations
Operating Statistics
The following operating statistics are the drivers of the Company's revenues and therefore provide an enhanced understanding of the Company's businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs (a)
Gross VOI Sales (in millions) (b)	2020	$413	$18	$256	$—	$—
	2019	$484	$626	$663	$582	$2,355
	2018	$465	$602	$640	$564	$2,271

Tours (in thousands)	2020	162	6	80	—	—
	2019	192	249	269	234	945
	2018	190	241	259	214	904

VPG	2020	$2,128	NM	$3,039	$—	$—
	2019	$2,405	$2,425	$2,332	$2,373	$2,381
	2018	$2,303	$2,411	$2,350	$2,499	$2,392

Provision for Loan Losses (in millions) (c)	2020	$(315)	$(30)	$(45)	$—	$—
	2019	$(109)	$(129)	$(135)	$(106)	$(479)
	2018	$(92)	$(126)	$(132)	$(106)	$(456)

Provision for Loan Loss as a Percentage of Gross VOI Sales, net of Fee-for-Service sales	2020	NM	NM	18.8%	—%	—%
	2019	22.5%	21.2%	20.3%	18.6%	20.6%
	2018	20.4%	21.4%	20.8%	19.3%	20.5%

Allowance for Loan Losses (in millions)	2020	$930	$846	$788	$—	$—
	2019	$721	$735	$767	$747	$747
	2018	$684	$705	$743	$734	$734

Gross Vacation Ownership Contract Receivables (in millions)	2020	$3,722	$3,461	$3,309	$—	$—
	2019	$3,741	$3,783	$3,885	$3,867	$3,867
	2018	$3,560	$3,609	$3,732	$3,771	$3,771

Allowance for Loan Loss as a Percentage of Gross Vacation Ownership Contract Receivables	2020	25.0%	24.4%	23.8%	—%	—%
	2019	19.3%	19.4%	19.7%	19.3%	19.3%
	2018	19.2%	19.5%	19.9%	19.5%	19.5%

Panorama (a)
Average Number of Members (in thousands)	2020	3,864	3,799	3,680	—	—
	2019	3,875	3,893	3,895	3,884	3,887
	2018	3,852	3,844	3,857	3,833	3,847

Exchange Revenue Per Member	2020	$137.23	$103.31	$131.95	$—	$—
	2019	$185.40	$165.00	$162.47	$153.36	$166.54
	2018	$194.70	$173.05	$163.84	$152.51	$171.04

Exchange Transactions	2020	260	71	214	—	—
Closed User Group Transactions	2020	93	40	80	—	—
Total Panorama Transactions (in thousands)	2020	353	111	294	—	—
Note:    Full year amounts and percentages may not compute due to rounding.
NM     Not Meaningful.
(a)     Includes the impact of acquisitions from the acquisition dates forward.

(b)	Includes Gross VOI sales under the Company's fee-for-service sales. (See Table 6 for a reconciliation of Net VOI sales to Gross VOI sales).

(c)
Represents provision for estimated losses on vacation ownership contract receivables, which is recorded as contra revenue to vacation ownership interest sales on the Condensed Consolidated Statements of Income/(Loss).

Table 4

Wyndham Destinations
Revenue by Reportable Segment
(in millions)

	2020
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$90	$(13)	$196	$—	$—
Property Management Fees and Reimbursable Revenues	176	123	149	—	—
Consumer Financing	127	119	114	—	—
Other Revenues	16	10	18	—	—
Total Vacation Clubs	409	239	477	—	—

Panorama
Exchange Revenues	133	98	122	—	—
Other Revenues	17	7	16	—	—
Total Panorama	150	105	138	—	—
Total Reportable Segments	$559	$344	$615	$—	$—

	2019
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$375	$481	$528	$464	$1,848
Property Management Fees and Reimbursable Revenues	170	170	178	183	702
Consumer Financing	125	128	132	130	515
Other Revenues	13	31	20	24	86
Total Vacation Clubs	683	810	858	801	3,151

Panorama
Exchange Revenues	180	161	158	149	647
Other Revenues	56	69	92	32	251
Total Panorama	236	230	250	181	898
Total Reportable Segments	$919	$1,040	$1,108	$982	$4,049

	2018
	Q1	Q2	Q3	Q4	Full Year
Vacation Clubs
Net VOI Sales	$358	$462	$503	$446	$1,769
Property Management Fees and Reimbursable Revenues	164	162	172	168	665
Consumer Financing	118	120	126	128	491
Other Revenues	21	26	19	23	91
Total Vacation Clubs	661	770	820	765	3,016

Panorama
Exchange Revenues	188	166	158	146	658
Other Revenues	58	72	85	45	260
Total Panorama	246	238	243	191	918
Total Reportable Segments	$907	$1,008	$1,063	$956	$3,934

Note:     Full year amounts may not add across due to rounding.

Table 5

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net Income/(Loss) to
Adjusted Net Income/(Loss) from Continuing Operations to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	EPS	2019	EPS	2020	EPS	2019	EPS
Net income/(loss) attributable to WYND shareholders	$40	$0.47	$135	$1.47	$(258)	$(3.00)	$339	$3.64
Gain on disposal of discontinued businesses, net of income taxes	—		—		—		5
Net income/(loss) from continuing operations	$40	$0.47	$135	$1.47	$(258)	$(3.00)	$334	$3.58
Restructuring costs	2		—		27		4
Impairments	6		—		54		—
COVID-19 related costs	13		—		51		—
Exchange inventory write-off	10		—		48		—
Amortization of acquired intangibles (a)	2		2		7		6
Legacy items	1		—		2		1
Separation and related costs	—		7		—		44
Acquisition and divestiture costs	—		4		—		4
Taxes (b)	(3)		(4)		(39)		(15)
Adjusted net income/(loss) from continuing operations	$71	$0.83	$144	$1.57	$(108)	$(1.26)	$378	$4.05
Income taxes/(benefit) on adjusted net income/(loss)	(18)		50		(15)		135
Stock-based compensation expense (c)	6		5		14		13
Depreciation	30		29		87		84
Interest expense	52		40		138		122
Interest income	(2)		(1)		(5)		(6)
Adjusted EBITDA	$139		$267		$111		$726

Diluted Shares Outstanding	86.1		92.0		86.1		93.3

Amounts may not calculate due to rounding. The table above reconciles certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income/(loss) from continuing operations, adjusted EBITDA and adjusted diluted EPS from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures.

(a)	Amortization of acquisition-related assets is excluded from adjusted net income/(loss) from continuing operations and adjusted EBITDA.

(b)
In the three and nine months ended September 30, 2020 the amounts represent the tax effect of the adjustments totaling $9 million and $45 million, respectively, partially offset by $6 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances. In the three and nine months ended September 30, 2019, amounts represent the tax effect of the adjustments totaling $4 million and $15 million, respectively.

(c)	All stock-based compensation is excluded from adjusted EBITDA.

Table 6

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net VOI Sales to Gross VOI Sales
(in millions)

The Company believes gross VOI sales provide an enhanced understanding of the performance of its vacation clubs business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Net VOI sales (see Table 4) to Gross VOI sales (see Table 3):

Year
2020	Q1	Q2	Q3	Q4	Full Year

Net VOI sales	$90	$(13)	$196	$—	$—
Loan loss provision	315	30	45	—	—
Gross VOI sales, net of Fee-for-Service sales	405	17	241	—	—
Fee-for-Service sales	8	1	15	—	—
Gross VOI sales	$413	$18	$256	$—	$—

2019

Net VOI sales	$375	$481	$528	$464	$1,848
Loan loss provision	109	129	135	106	479
Gross VOI sales, net of Fee-for-Service sales	484	610	663	570	2,327
Fee-for-Service sales	—	16	—	12	28
Gross VOI sales	$484	$626	$663	$582	$2,355

2018

Net VOI sales	$358	$462	$503	$446	$1,769
Loan loss provision	92	126	132	106	456
Gross VOI sales, net of Fee-for-Service sales	450	588	635	552	2,225
Fee-for-Service sales	15	14	5	12	46
Gross VOI sales	$465	$602	$640	$564	$2,271

Note: Amounts may not add due to rounding.

Table 7

Wyndham Destinations
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Adjusted Free Cash Flow from Continuing Operations
(in millions)

	Nine Months Ended September 30,
	2020	2019

Net cash provided by operating activities from continuing operations	$224	$321
Property and equipment additions	(56)	(75)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(94)	139
Free cash flow from continuing operations	$74	$385
Separation and other adjustments (a)	14	81
COVID-19 related adjustments	32	—
Adjusted free cash flow from continuing operations	$120	$466

(a)	Includes cash paid for separation-related activities and transaction costs for acquisitions and divestitures.

Table 8

Wyndham Destinations
COVID-19 Impacts
(in millions)

The tables below present the COVID-19 related impacts to our results of operations for the three and nine months ended September 30, 2020, and the related classification on the Condensed Consolidated Statements of Income/(Loss)

Three Months Ended	Wyndham Vacation Clubs	Panorama	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Employee compensation related and other	$11	$1	$2	$14	$13	COVID-19 related costs
Asset impairment	6	—	—	6	6	Asset impairments
Exchange inventory write-off	—	10	—	10	10	Operating expenses
Lease related	1	—	—	1	1	Restructuring
Total COVID-19	$18	$11	$2	$31	$30

Nine Months Ended	Wyndham Vacation Clubs	Panorama	Corporate & Other	Consolidated	Non-GAAP Adjustments	Income Statement Classification
Allowance for loan losses:
Provision	$225	$—	$—	$225	$—	Vacation ownership interest sales
Recoveries	(55)	—	—	(55)	—	Cost/(recovery) of vacation ownership interests

Employee compensation related and other	$62	$6	$13	$81	$51	COVID-19 related costs
Asset impairment	20	34	—	54	54	Asset impairments/Operating expenses
Exchange inventory write-off	—	48	—	48	48	Operating expenses
Lease related	2	22	—	24	24	Restructuring
Total COVID-19	$254	$110	$13	$377	$177

Table 9

Definitions
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income/(loss) before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, transaction costs and impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted net income/(loss) from continuing operations: A non-GAAP measure, defined by the Company as net income/(loss) from continuing operations adjusted to exclude separation and restructuring costs, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments.
Adjusted diluted earnings/(loss) per share: A non-GAAP measure, defined by the Company as Adjusted net income/(loss) from continuing operations divided by the diluted weighted average number of common shares.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel.
Average Number of Members: Represents paid members in our vacation exchange programs who are current on their annual membership dues or within the allowed grace period.
Exchange Revenue Per Member: Represents total revenues generated from fees associated with memberships, exchange transactions, and other servicing for the period divided by the average number of vacation exchange members during the period.
Panorama transactions: Represents Exchange System and Closed User Group bookings, net of cancellations.
Free Cash Flow from Continuing Operations (FCF): A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. The Company believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating Wyndham Destinations is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow from Continuing Operations: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels & Resorts, and certain adjustments related to COVID-19.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by adjusted EBITDA, as defined in the credit agreement.